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                                                                     EXHIBIT 4.2

                                 TBC CORPORATION
                            TBC PRIVATE BRANDS, INC.

                        ---------------------------------

                        AMENDMENT NO. 3 TO SECOND AMENDED
                           AND RESTATED NOTE AGREEMENT

                        ---------------------------------

                            DATED AS OF JUNE 17, 2005

             SERIES A SENIOR NOTES DUE JULY 10, 2003 (PAID IN FULL)
                     SERIES B SENIOR NOTES DUE JULY 10, 2005
                     SERIES C SENIOR NOTES DUE JULY 10, 2008

              GUARANTEED BY CERTAIN SUBSIDIARIES OF TBC CORPORATION

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                                 TBC CORPORATION
                            TBC PRIVATE BRANDS, INC.

             SERIES A SENIOR NOTES DUE JULY 10, 2003 (PAID IN FULL)
                     SERIES B SENIOR NOTES DUE JULY 10, 2005
                     SERIES C SENIOR NOTES DUE JULY 10, 2008

              GUARANTEED BY CERTAIN SUBSIDIARIES OF TBC CORPORATION

                        AMENDMENT NO. 3 TO SECOND AMENDED
                           AND RESTATED NOTE AGREEMENT

                                                             As of June 17, 2005

The Noteholder Named on
the Signature Page hereto

Ladies and Gentlemen:

      TBC PRIVATE BRANDS, INC., a Delaware corporation (formerly known as TBC Corporation) (together with its permitted successors and assigns, the "COMPANY") and TBC CORPORATION, a Delaware corporation (formerly known as TBC Parent Holding Corp.) (together with its permitted successors and assigns, the "HOLDING COMPANY", and together with the Company, the "OBLIGORS"), hereby agree with you as follows:

1.    BACKGROUND.

      The Obligors and The Prudential Insurance Company of America (the "NOTEHOLDER") are party to a Second Amended and Restated Note Agreement (the "ORIGINAL NOTE AGREEMENT" and as amended by that certain Amendment No. 1 to Second Amended and Restated Note Agreement dated as of November 29, 2003 ("AMENDMENT NO. 1", and as so amended, Original Note Agreement is referred to herein as the "FIRST AMENDED NOTE AGREEMENT") and that certain Amendment No. 2 to Second Amended and Restated Note Agreement dated as of November 19, 2004 ("AMENDMENT NO. 2") and as in effect immediately prior to the effectiveness of this Agreement, the "EXISTING NOTE AGREEMENT" and, as amended hereby and as may be further amended, restated or otherwise modified from time to time, the "NOTE AGREEMENT"), dated as of April 1, 2003, governing the terms, and amending, the Obligors' (a) Series A Senior Notes due July 10, 2003 (which have been paid in full), (b) Series B Senior Notes due July 10, 2005 (the "SERIES B Notes") and
(c) Series C Senior Notes due July 10, 2008 (the "SERIES C NOTES" and together with the Series B Notes, the "NOTES"). Pursuant to Amendment No. 2 and the corporate restructuring contemplated thereby, the Holding Company became jointly and severally liable with the Company in respect of the Notes. The aggregate principal amount of the Series B Notes outstanding on the date hereof is $2,750,000 and the aggregate principal amount of the Series C Notes outstanding on the date hereof is $16,500,000, all of which Notes are held by the Noteholder. The obligations of the Obligors under the Note Agreement and the Notes are secured by: (a) a lien on certain assets of (and are guaranteed by) certain Subsidiaries of the Company (the "SUBSIDIARY GUARANTORS") pursuant to that certain Guarantee and Collateral

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Agreement, dated as of March 31, 2003 (as amended from time to time, the
"EXISTING GUARANTEE AND COLLATERAL AGREEMENT"), and (b) a lien on certain real property owned by the Company, pursuant to that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003 (as amended from time to time, the " EXISTING COMPANY MORTGAGE"), in favor of JP Morgan Chase Bank, N.A., as collateral agent for the Noteholder, the holders of the 2003 Notes (the "2003 NOTEHOLDERS") and the lenders party to that certain Amended and Restated Credit Agreement, dated as of November 19, 2004 (the "EXISTING CREDIT AGREEMENT"), to which the Obligors are parties. The Obligors intend to refinance (the "REFINANCING"), terminate and replace the senior credit facility provided under the Existing Credit Agreement with a new credit facility pursuant to the terms of a certain Credit Agreement, dated as of the date hereof, among the Obligors, as co-obligors, First Tennessee Bank, National Association, as Administrative Agent, JP Morgan Chase Bank, N.A., as Co-Administrative Agent, and the other lenders (collectively, the "LENDERS") party thereto (the "CREDIT AGREEMENT"). The Obligors have requested that the Noteholder agree to amend the Existing Note Agreement to, among other things, permit the Refinancing. The Noteholder has, subject to the satisfaction of the conditions set forth in Section 5 of this Agreement, consented to such request. The mutual agreement of the parties as to such matters is set forth in this Agreement.

2.    DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement. Other defined terms used herein shall have the meanings set forth below:

      "AGREEMENT, THIS" means this Amendment No. 3 to Second Amended and Restated Note Agreement.

      "AMENDMENT DOCUMENTS" means, this Agreement, the Company Mortgage, the Guarantee and Collateral Agreement and the Intercreditor Acknowledgement.

      "AMENDMENT NO. 1" is defined in Section 1.

      "AMENDMENT NO. 2" is defined in Section 1.

      "AMENDMENTS" is defined in Section 4.1.

      "COLLATERAL" is defined in Section 3.8.

      "COMPANY" is defined in the introductory paragraph.

      "COMPANY MORTGAGE" means that certain Amended and Restated Deed of Trust, Assignment of Leases and Security Agreement, dated as of the date hereof, with respect to the real property owned by the Company located at 4770 Hickory Hill Road, Memphis, Tennessee, in favor of the Collateral Agent for the benefit of the Noteholder, the 2003 Noteholders and the Lenders.

      "CREDIT AGREEMENT" is defined in Section 1.

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      "EFFECTIVE DATE" is defined in Section 5.

      "EXISTING COMPANY MORTGAGE" is defined in Section 1.

      "EXISTING CREDIT AGREEMENT" is defined in Section 1.

      "EXISTING GUARANTEE AND COLLATERAL AGREEMENT" is defined in Section 1.

      "EXISTING NOTE AGREEMENT" is defined in Section 1.

      "FINANCING DOCUMENTS" means this Agreement, the Note Agreement, the Notes, the Guarantee and Collateral Agreement and the Company Mortgage.

      "FIRST AMENDED NOTE AGREEMENT" is defined in Section 1.

      "GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement, dated as of the date hereof, among the Obligors, the Subsidiary Guarantors, the Collateral Agent, the Noteholder and the 2003 Noteholders.

      "HOLDING COMPANY" is defined in the introductory paragraph.

      "INTERCREDITOR ACKNOWLEDGEMENT" means that certain Acknowledgement and Agreement executed by the Obligors attached to the Intercreditor Agreement.

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the date hereof, among the Lenders, the Noteholder and the 2003 Noteholders and acknowledged and agreed to by the Obligors.

      "LENDERS" is defined in Section 1.

      "NOTEHOLDER" is defined in Section 1.

      "NOTE AGREEMENT" is defined in Section 1.

      "NOTES" is defined in Section 1.

      "OBLIGORS" is defined in the introductory paragraph.

      "ORIGINAL NOTE AGREEMENT" is defined in Section 1.

      "PLEDGED STOCK" has the meaning assigned to it in the Guarantee and Collateral Agreement.

      "PREVIOUS AMENDMENT AGREEMENTS" is defined in Section 4.3.

      "REFINANCING" is defined in Section 1.

      "REMAINING PREVIOUS AMENDMENTS" is defined in Section 4.3.

                                       3

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      "SERIES B NOTES" is defined in Section 1.

      "SERIES C NOTES" is defined in Section 1.

      "SOLVENT" means, with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

      "SUBSIDIARY GUARANTORS" is defined in Section 1.

      "2003 NOTEHOLDERS" is defined in Section 1.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.

      To induce the Noteholder to enter into this Agreement, the Obligors represent and warrant that:

      3.1.  ORGANIZATION AND EXISTENCE.

      Each Obligor is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and has the entity power and authority to own their respective property and to carry on their respective business as now being conducted.

      3.2.  AGREEMENTS AUTHORIZED; OBLIGATIONS ENFORCEABLE.

            (a) AGREEMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by each Obligor of each Amendment Document to which it is a party and compliance by it with all of the provisions of each Financing Document to which it is a party, are within the corporate power and authority of each Obligor.

            (b) OBLIGATIONS ARE ENFORCEABLE. Each Obligor has duly authorized each Amendment Document to which it is a party by all necessary corporate or other action on its part. The Amendment Documents have been executed and delivered by one or more duly authorized officers of each Obligor party thereto, and each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the enforceability thereof may be:

                                       4

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                  (i) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

      3.3.  NO CONFLICTS.

      Neither the execution and delivery of any Amendment Document by the Obligors, nor the fulfillment of or compliance with the terms and provisions of any Financing Document by the Obligors, will conflict with, or result in a breach of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of the properties of the Obligors or any Subsidiary (other than those permitted by Section 6.3 of the Note Agreement) pursuant to, the charter, bylaws or other constitutive documents of such Obligor or such Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which such Obligor or such Subsidiary is subject.

      3.4. GOVERNMENTAL CONSENT.

      Neither the execution and delivery of the Amendment Documents by the Obligors, nor the performance by the Obligors of their respective obligations under the Financing Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state blue sky authorities) on the part of such Obligor in connection with the execution and delivery of the Amendment Documents or the fulfillment of or compliance with the terms and provisions of the Financing Documents.

      3.5.  FULL DISCLOSURE.

      The Amendment Documents and the documents, certificates or other writings delivered to the Noteholder by or on behalf of the Obligors in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Obligors, or to the best knowledge of the Obligors, any Subsidiary, that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholder by or on behalf of the Obligors specifically for use in connection with the transactions contemplated by the Financing Documents.

      3.6.  NO DEFAULTS; NO MATERIAL ADVERSE EFFECT.

      No event has occurred and no condition exists that, upon the execution and delivery of the Amendment Documents and the effectiveness of the Amendments: (a) would constitute a Default or an Event of Default, or (b) could reasonably be expected to result in a Material Adverse Effect.

      3.7.  PROPERTIES.

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            (a) Each Obligor and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for the Liens permitted by Section 6.3 of the Note Agreement and minor defects in title that do not interfere with its ability to conduct such Obligor's or such Subsidiary's business as currently conducted or to utilize such properties for its intended purposes.

            (b) As of the Effective Date, the only parcel of real property owned by the Obligors or their Subsidiaries having a value (together with improvements thereof) of at least $10,000,000 is the property owned by the Company and subject to the Company Mortgage.

      3.8.  SECURITY DOCUMENTS.

            (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Noteholder, a legal, valid and enforceable security interest in the collateral described therein (the "COLLATERAL") and proceeds thereof. In the case of the Pledged Stock, with stock certificates representing such Pledged Stock having been previously delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, with financing statements having been filed in appropriate form in the offices of the Secretary of State of each jurisdiction of organization of the Obligors and the Subsidiary Guarantors in connection with the Original Note Agreement, Amendment No. 1 and Amendment No. 2, the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors and each Subsidiary Guarantor in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement) owed to the Noteholder, in each case prior and superior in right to any other Person (except, in the case of Collateral other than capital stock of Subsidiaries, Liens permitted by Section 6.3 of the Note Agreement), and with priority relating back to the original date that perfection was established with respect to such Lien on such Collateral.

            (b) Upon execution and delivery thereof, the Company Mortgage will be effective to maintain in favor of the Collateral Agent, for the benefit of the Noteholder, a legal, valid and enforceable Lien on the property described therein and proceeds thereof, and the Company Mortgage will, upon the filing thereof in the applicable office in Shelby County, Tennessee to the Credit Agreement, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in the property described in such mortgage and the proceeds thereof, as security for the Secured Indebtedness (as defined in the Company Mortgage) owed to the Noteholder, in each case prior and superior in right to any other Person (except with respect to Liens permitted by Section 6.3 of the Note Agreement), and with priority relating back to the original date that perfection was established with respect to such Lien on such property.

      3.9.  SOLVENCY.

                                       6

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      The Obligors are, and after giving effect to the incurrence of all
Indebtedness and obligations being incurred in connection herewith and with the Refinancing will be, and will continue to be, Solvent.

      3.10. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

            (a) Since December 31, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Obligors and their Subsidiaries, taken as a whole.

            (b) The projected financial statements of the Obligors and their Subsidiaries delivered pursuant to Section 5.7 below have been prepared by the Obligors on the basis of assumptions which the Obligors reasonably believe are fair and reasonable in light of the historical performance of the Obligors and their Subsidiaries and reasonably foreseeable business conditions and which give effect to the transactions contemplated by this Agreement and the Credit Agreement.

4.    AMENDMENTS.

      4.1.  AMENDMENTS IN RESPECT OF THE EXISTING NOTE AGREEMENT.

      The Noteholder and the Company hereby agree that, subject to Section 5 hereof, the Existing Note Agreement is hereby amended in the manner specified in Exhibit A to this Agreement (collectively, the "AMENDMENTS").

      4.2.  COMPOSITE AMENDMENT.

      For the administrative convenience of the parties hereto, the Amendments are a composite of new amendments effective as of the Effective Date and amendments provided for in Amendment No. 1 and Amendment No. 2 (the "PREVIOUS AMENDMENT AGREEMENTS") that have not been superseded by this Agreement (the "REMAINING PREVIOUS AMENDMENTS"). For the avoidance of doubt, (i) the Remaining Previous Amendments (as reflected in the Amendments) shall be, and shall be deemed to be, effective as of their original effective dates set forth in the applicable Previous Amendment Agreement and such effectiveness shall continue on and after the Effective Date and (ii) all other amendments effected by the Previous Amendment Agreements shall have been in effect for the period from and including the relevant effective date under the Previous Amendment Agreements to, but not including, the Effective Date.

      4.3.  RATIFICATION OF OBLIGATIONS OF HOLDING COMPANY.

      The Holding Company hereby ratifies and confirms all of its obligations under Section 4.2 of Amendment No. 2 (Joinder of Holding Company), and acknowledges and agrees that (a) pursuant thereto (and effective on the effective date of Amendment No. 2), it became, and is, jointly and severally liable with the Company in respect of all the Company's obligations in respect of the Note Agreement and the Notes. Upon the effectiveness of this Agreement,
(b) all covenants, restrictions and prohibitions applicable to the Company contained in the Note Agreement apply to the Holding Company and (c) all definitions contained in the Note

                                       7

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Agreement that are calculated or defined on a consolidated basis shall include the Holding Company in such calculation or definition.

      4.4.  EFFECT ON PREVIOUS AMENDMENT AGREEMENTS.

      Effective on the Effective Date, the Previous Amendment Agreements (with the exception of the first paragraph of Section 4.2 of Amendment No. 2) shall be deemed to be merged into this Agreement and, subject to the last sentence of
Section 4.2, shall cease to have independent existence.

5.    CONDITIONS TO EFFECTIVENESS.

      The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the "EFFECTIVE DATE"):

      5.1.  EXECUTION AND DELIVERY OF THIS AGREEMENT.

      The Obligors and the Noteholder shall have executed and delivered a counterpart of this Agreement.

      5.2.  REPRESENTATIONS AND WARRANTIES TRUE.

      The representations and warranties set forth in paragraph 3 shall be true and correct on such date in all material respects.

      5.3.  AUTHORIZATION.

      The Obligors and each of their Subsidiaries shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Agreement, and the satisfaction of all closing conditions set forth in this Section 5, applicable to the Obligors or such Subsidiaries.

      5.4.  OTHER TRANSACTION DOCUMENTS.

      The Credit Agreement, the Guarantee and Collateral Agreement and the Intercreditor Agreement shall each have been executed and delivered by all parties thereto, and the Noteholder shall have received a true, correct and complete copy of each such agreement in form and substance satisfactory to them. The Company shall have agreed to execute and deliver the Company Mortgage to the Collateral Agent for the benefit of the Lenders, the Noteholder and the 2003 Noteholders within 10 Business Days of the date hereof.

      5.5.  OBLIGORS' SECRETARY CERTIFICATES.

         The Noteholder shall have received a certificate of the Secretary of each Obligor, (a) certifying that the certificate or articles of incorporation and the bylaws of such Obligor delivered in connection with Amendment No. 2 are in full force and effect, not having been amended, supplemented, replaced or otherwise modified in any way, (b) attaching, and certifying as true, correct and complete, copies of the resolutions of such Obligor authorizing the execution,

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delivery and performance of this Agreement and the other Financing Documents to be executed in connection herewith, (c) attaching an incumbency certificate and certification of specimen signatures of its officers executing documents, and
(d) certifying as to the satisfaction of all closing conditions set forth in this Section 5 applicable to such Obligor.

      5.6.  SUBSIDIARIES' SECRETARY CERTIFICATES.

      Each Subsidiary Guarantor shall have executed and delivered to the Noteholder a certificate of its Secretary or Assistant Secretary, certifying as true, correct and complete and attaching:

            (a) copies of the resolutions authorizing the execution, delivery and performance of the Guarantee and Collateral Agreement, and the satisfaction of all closing conditions set forth in this Section 5 applicable to it;

            (b) its certificate or articles of incorporation, limited liability company or limited partnership agreement or other constitutive document and all amendments thereto;

            (c) its bylaws; and

            (d) an incumbency certificate and specimen signatures of its officers executing documents.

      5.7.  PROJECTED FINANCIAL STATEMENTS.

      The Noteholder shall have received (i) quarterly and annual projected financial statements in respect of the Holding Company and its Subsidiaries, on a consolidated basis, though the end of fiscal year 2010, and (ii) pro forma calculations of projected compliance with Sections 6.1(a), 6.1(b) and 6.1(c) of the Note Agreement for each Fiscal Quarter of 2005.

      5.8.  OPINIONS OF COUNSEL.

      The Noteholder shall have received opinions (addressed to the Noteholder and dated the Effective Date) from (a) Thompson Hine LLP, counsel to the Obligors and (b) Bingham McCutchen LLP, special counsel to the Noteholder, each in form and substance satisfactory to the Noteholder.

      5.9.  AMENDMENT FEE.

      The Company shall have paid the amendment fee in accordance with Section 7 below.

      5.10. SPECIAL COUNSEL FEES.

      The Company shall have paid the reasonable fees and disbursements of the Noteholder's special counsel in accordance with Section 6 below.

      5.11. PROCEEDINGS SATISFACTORY.

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      All proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholder and its special counsel, and the Noteholder and its special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.    EXPENSES.

      Whether or not the Amendments become effective, the Obligors will pay all reasonable fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Noteholder's special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement. Nothing in this Section 6 shall limit the Obligors' obligations under
Section 11.2 of the Note Agreement.

7.    AMENDMENT FEE.

      In consideration of the consent of the Noteholder to the Amendments, the Obligors shall pay an amendment fee to the Noteholder and the 2003 Noteholder on the Effective Date in an aggregate amount equal to $60,000. Such fee shall be paid to the Noteholder and the 2003 Noteholders ratably in accordance with the respective principal amounts of Notes and 2003 Notes held by them in accordance with the Amendment Fee Schedule set forth as Exhibit B hereto, and in the manner and to the accounts specified in the Note Agreement and the note purchase agreement pursuant to which the 2003 Notes were issued (as each amended on the date hereof, including the amendments to the Purchaser Schedule attached hereto as Schedule A), for payments of principal and interest on the Notes and the 2003 Notes (as applicable).

8.    MISCELLANEOUS.

      8.1.  PART OF NOTE AGREEMENT, RATIFICATION AND CONFIRMATION.

      This Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Agreement, (a) no terms or provisions of the Existing Note Agreement or any other agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as an amendment, waiver or other modification by the Noteholder of, or otherwise prejudice the Noteholder's rights, remedies or powers under, the Note Agreement or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved, and (c) the obligations of the Obligors under the Existing Note Agreement and the Notes are hereby ratified and confirmed. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

      8.2.  COUNTERPARTS; EFFECTIVENESS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed

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signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

      8.3.  SUCCESSORS AND ASSIGNS.

      All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not.

      8.4.  GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      8.5.  POST-CLOSING COLLATERAL DOCUMENTS.

      The Obligors will not, and will not permit any Subsidiary to, enter into any agreements granting security interests or any other collateral documentation for the benefit of the Lenders in connection with the transactions contemplated hereby unless such agreements and documentation are also provided for the ratable benefit of the Noteholder.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

                                       11

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      If you are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Agreement and returning it to the Company, whereupon the foregoing shall become a binding agreement among you and the Obligors.

                                                     Very truly yours,

                                                     TBC CORPORATION

                                                     By /s/
                                                        ------------------------
                                                     Name: Tim J. Miller
                                                     Title: Vice President

                                                     TBC PRIVATE BRANDS, INC.

                                                     By /s/
                                                        ------------------------
                                                     Name: Tim J. Miller
                                                     Title: Vice President

     [Signature Page to Amendment No. 3 to Second Amended and Restated Note
                                   Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/
    --------------------------
Name: Billy B. Greer
Title: Senior Vice President

     [Signature Page to Amendment No. 3 to Second Amended and Restated Note
                                   Agreement]

                                                                       EXHIBIT A

                      AMENDMENTS TO EXISTING NOTE AGREEMENT

1.    GLOBAL AMENDMENTS.

      The following amendments were made to the First Amended Note Agreement by Amendment No. 2:

      All covenants, restrictions and prohibitions applicable to the Company contained in the First Amended Note Agreement (including, without limitation, those obligations, restrictions and prohibitions set forth in Sections 5 through 7, inclusive, of the First Amended Note Agreement) shall apply to the Holding Company such that references contained therein to "the Company" or "the Company and its Subsidiaries" shall be deemed to have been replaced by references to "the Holding Company" or "the Holding Company and its Subsidiaries", as the case may be, and (c) all definitions contained in the Note Agreement that are calculated or defined on a consolidated basis shall include the Holding Company in such calculation or definition. Notwithstanding the provisions of the preceding sentence, any references to "the Company" contained in clauses (a),
(b), (c), (d), (e), (l) and (o) of Section 7.1 of the First Amended Note Agreement are hereby each replaced with references to "the Company or the Holding Company".

2.    AMENDMENT TO INTRODUCTORY PARAGRAPH.

      The introductory paragraph of the First Amended Note Agreement was amended and restated by Amendment No. 2 to read as follows:

      "TBC PRIVATE BRANDS, INC., a Delaware corporation (formerly known as TBC Corporation) (together with its permitted successors and assigns, the "COMPANY") and TBC CORPORATION, a Delaware corporation (formerly known as TBC Parent Holding Corp.) (together with its permitted successors and assigns, the "HOLDING COMPANY"), hereby agree with you as follows:"

3.    AMENDMENT TO SECTION 3.6.

      Section 3.6 of the Original Note Agreement was amended by Amendment No. 1 by deleting the parenthetical expression "(the "INTERCREDITOR AGREEMENT")" from the fourth line thereof.

4.    AMENDMENT TO SECTION 3.8.

      Section 3.8 of the Original Note Agreement was amended by Amendment No. 1 by deleting the parenthetical expression "(the "GUARANTEE AND COLLATERAL AGREEMENT")" from the fifth and sixth lines thereof.

5.    AMENDMENTS TO AFFIRMATIVE COVENANTS.

      (a) FINANCIAL STATEMENTS. Section 5.1 of the Existing Note Agreement shall be and is hereby amended by deleting the first four lines of the last paragraph thereof and replacing them with the following:

                                  Exhibit A-1

            "Together with each delivery of financial statements required by clauses (a) and (b) above prepared as at, or for any period ending on or after, September 30, 2005, the Holding Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Holding Company and its Subsidiaries with the provisions of Sections 6.1(a) through (c)"

      (b) NOTICE OF CERTAIN MATERIAL EVENTS. Section 5.2 of the Original Note Agreement was amended by Amendment No. 1 by deleting "; and" appearing at the end of clause (b) thereof, relettering clause (c) as clause (d), and inserting a new clause (c) to read in its entirety as follows:

            "(c) the occurrence of the events described in the definition of "Subsidiary" resulting in TBC de Mexico being considered a Subsidiary for all purposes under this Agreement; and".

      (c) ADDITIONAL COLLATERAL. Section 5.8 of the Existing Note Agreement shall be and is hereby amended by deleting the reference to "$10,000,000" therein and replacing it with "$15,000,000".

      (d) CORPORATE EXISTENCE, ETC.; BUSINESS. The first sentence of Section
5.12 of the Original Note Agreement and the First Amended Note Agreement was amended so that, after giving effect to both Amendment No. 1 and Amendment No. 2, such sentence reads in its entirety as follows:

            "The Holding Company covenants that it will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and the permits, licenses, franchises and other rights material to its business, provided that the foregoing shall not prohibit any merger, consolidation, conversion, restructuring, liquidation, dissolution or other transaction permitted under Section 6.4."

      (e) INTERCOMPANY LOANS; PAYMENTS. Section 5.15 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "5.15. INTERCOMPANY LOANS; PAYMENTS. The Holding Company agrees with each holder of Notes that (i) except as provided in clause (ii), any payments made by a Subsidiary Obligor in reduction of its obligation under the Guarantee and Collateral Agreement, shall reduce dollar for dollar its total obligation to the Company and the Holding Company for repayment of any Intercompany Loans, (ii) it will require that any payments made by a Subsidiary Obligor that is a direct Wholly-Owned Subsidiary of another Wholly-Owned Subsidiary of the Company or the Holding Company, in reduction of its obligation under the Guarantee and Collateral Agreement, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to its sole shareholder, (iii) neither it nor any Wholly-Owned Subsidiary will demand, enforce or accept any payments on account of any Intercompany Loans owed to the Holding Company or such Wholly-Owned Subsidiary by any Subsidiary Obligor other than Northern States Tire, Inc. and Big O Development, Inc. at a time when such Subsidiary Obligor is insolvent or if such payments could reasonably be expected to render such Subsidiary Obligor insolvent, to leave it with unreasonably small capital for the business

                                  Exhibit A-2
      in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures."

6.    AMENDMENTS TO NEGATIVE COVENANTS.

      (a) FINANCIAL COVENANTS. Section 6.1 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

            "6.1. FINANCIAL COVENANTS. The Holding Company will not at any time permit:

                  (a) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage
            Ratio as of the last day of any Fiscal Quarter to be less than the amount set forth in the table below:

                 FISCAL QUARTER ENDING                              RATIO
                 ---------------------                              -----
September 30, 2005, December 31, 2005 and March 31, 2006         1.15 to 1.0

any Fiscal Quarter ending thereafter                             1.20 to 1.0

            "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any Fiscal Quarter, the ratio of (a) (i) EBITDAR for the period of four completed Fiscal Quarters ending on the last day of such Fiscal Quarter, minus (ii) Capital Expenditures for such period, to (b) Fixed Charges for such period.

                  (b) MAXIMUM LEVERAGE RATIO. The Leverage Ratio as of the end
            of any Fiscal Quarter to be greater than the amount set forth in the table below:

                 FISCAL QUARTER ENDING                               RATIO
                 ---------------------                               -----
September 30, 2005, December 31, 2005 and March 31, 2006          3.00 to 1.0

any Fiscal Quarter ending thereafter                              2.75 to 1.0

            "LEVERAGE RATIO" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the then most recent Fiscal Quarter to the aggregate EBITDA for the period of four Fiscal Quarters most recently ended, including any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

                  (c) ASSET TEST. The ratio of the sum of consolidated accounts receivable and inventories subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Guarantee and Collateral Agreement (and, in any event, exclusive of any then outstanding amounts secured by a security interest on inventory permitted by Section 6.3(f)) to Consolidated Funded Indebtedness as at the end of any Fiscal Quarter to be less than the amount set forth in the table below:

                                  Exhibit A-3

                 FISCAL QUARTER ENDING                                RATIO
                 ---------------------                                -----
September 30, 2005, December 31, 2005 and March 31, 2006           1.20 to 1.0

any Fiscal Quarter ending thereafter                               1.25 to 1.0"

      (b) LIMITATIONS ON INDEBTEDNESS. Section 6.2 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "6.2. LIMITATION ON INDEBTEDNESS. The Holding Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) (i) Indebtedness created hereunder and Guarantees executed pursuant hereto (including, without limitation, the Guarantee and Collateral Agreement), and (ii) Indebtedness and Guarantees under the Credit Agreement in an aggregate principal amount not exceeding $325,000,000; provided, however, that the amount of any increase in the aggregate revolving commitments thereunder made in accordance with Section 2.02(d) thereof that increases the aggregate Indebtedness and Guarantees under the Credit Agreement to an amount greater than $325,000,000, but less than or equal to $400,000,000, shall be permitted;

                  (b) Indebtedness and Guarantees existing on the Third
            Amendment Effective Date and set forth on Schedule 6.2(b) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth in respect of such Indebtedness on Schedule 6.2(b);

                  (c) Indebtedness owed to the Holding Company, the Company or any Wholly-Owned Subsidiary by any of the Holding Company, the Company or any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.5(c);

                  (d) [Intentionally Omitted];

                  (e) Guarantee obligations entered into by Big O or its
            Subsidiaries on behalf of its franchisees, other than those Guarantee obligations existing on the Third Amendment Effective Date and listed on Schedule 6.2(e), provided that the aggregate principal amount of such guaranteed obligations arising after the date hereof plus the aggregate principal amount of loans permitted under Section 6.5(i) at no time exceeds $30,000,000;

                  (f) Indebtedness of any Subsidiary which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not any extensions, renewals or replacements thereof; provided, that such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                                  Exhibit A-4

                  (g) Guarantees by the Holding Company or any of its
            Wholly-Owned Subsidiaries of Indebtedness of the Holding Company or any of its Wholly-Owned Subsidiaries, provided such Indebtedness is otherwise permitted pursuant to this Section 6.2;

                  (h) Guarantee obligations entered into by (x) the Holding
            Company or any of its Wholly-Owned Subsidiaries, of obligations of the Holding Company or any of its Wholly-Owned Subsidiaries to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) the Holding Company or any of its Wholly-Owned Subsidiaries, of obligations of Persons other than the Holding Company, its Subsidiaries and any of their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under clause (y) plus the aggregate amount of the investments permitted under Section 6.5(d) at no time exceeds $30,000,000;

                  (i) [Intentionally Omitted].

                  (j) Guarantees and Indebtedness arising in connection with (x)
            sale and leaseback transactions existing on the Third Amendment Effective Date and set forth on Schedule 6.2(b) and extensions, renewals and replacements of any such sale and leaseback transactions that do not increase the outstanding principal amount thereof over the amount set forth on such Schedule 6.2(b) and (y) sale and leaseback transactions permitted under Section 6.10(d); and

                  (k) other Indebtedness not otherwise permitted by clauses (a)
            through (j) of this Section 6.2 in an aggregate principal amount not to exceed $35,000,000 at any time outstanding."

      (c) LIENS. Section 6.3 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "6.3 LIENS. The Holding Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it or any of its Subsidiaries, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Holding Company or any Subsidiary existing on the Third Amendment Effective Date and set forth on Schedule 6.3; provided that, if such Lien is not released within sixty (60) days after the date hereof (i) such Lien shall not apply to any other property or asset of the Holding Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on
            Schedule 6.3;

                                  Exhibit A-5

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Holding Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Holding Company or any Subsidiary, (iii) such Lien secures Indebtedness permitted by Section 6.2(k) and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens on fixed or capital assets acquired by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(k), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $10,000,000;

                  (e) Liens arising in connection with sale and leaseback
            transactions (i) described in Section 6.2(j)(x) or (ii) other sale and leaseback transactions permitted under Section 6.10(d); and

                  (f) a security interest granted by Tire Kingdom to Michelin
            Tire Corporation, as secured party, with respect to all inventory previously and hereafter purchased from Michelin Tire Corporation by Tire Kingdom and all proceeds thereof."

      (d) FUNDAMENTAL CHANGES. Section 6.4 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "6.4. FUNDAMENTAL CHANGES. The Holding Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve itself or any of its Subsidiaries, except that, if at the time of any such event and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                  (a) any Wholly-Owned Subsidiary may merge or consolidate with or into the Holding Company or into another Wholly-Owned Subsidiary;

                  (b) any Wholly-Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Holding Company or to another Wholly-Owned Subsidiary;

                  (c) any Wholly-Owned Subsidiary may liquidate or dissolve if the Holding Company determines in good faith that such liquidation or dissolution is

                                  Exhibit A-6
            in the best interests of the Holding Company and is not materially disadvantageous to the holders of the Notes;

                  (d) Acceptable Acquisitions shall be permitted;

                  (e) the disposal of Northern States Tire, Inc. shall be
            permitted, whether by sale of assets or stock, or by merger, consolidation, dissolution or liquidation;

                  (f) any Wholly-Owned Subsidiary may change its entity form to, or otherwise convert to another form of entity, which is also a Wholly-Owned Subsidiary and is a grantor and guarantor under the Guarantee and Collateral Agreement, or engage in any other restructuring, provided that no assets of or ownership interests in any such Wholly-Owned Subsidiary shall be transferred to a Person which is not also a Wholly-Owned Subsidiary and a grantor and guarantor under the Guarantee and Collateral Agreement; and

                  (g) the Holding Company may merge or consolidate with or into the Company, and the Company may merge or consolidate with or into the Holding Company."

      (e) INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. Section 6.5 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "6.5. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Holding Company will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) (i) capital investments by the Holding Company or any
            Subsidiary in any Subsidiary (provided that such latter Subsidiary is in existence on the Third Amendment Effective Date or becomes a Subsidiary at any time after such date in a manner that complies with all other provisions of this Agreement, without giving effect to this clause (b)) and (ii) other existing investments and loans as otherwise described in Schedule 6.5(b);

                  (c) advances made by the Holding Company, the Company or any
            Wholly-Owned Subsidiary to the Holding Company, the Company or any Wholly-Owned Subsidiary;

                  (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons not otherwise

                                  Exhibit A-7
            permitted by this Section 6.5; provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.2(h)(y), shall not exceed $30,000,000 at any one time (it being understood that profits and losses of Joint Ventures that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                  (e) investments in evidences of Indebtedness representing
            amounts formerly constituting accounts receivable owed to the Holding Company or any Subsidiary in the ordinary course of business;

                  (f) Guarantees permitted under Section 6.2;

                  (g) Acceptable Acquisitions so long as either (i) the Leverage
            Ratio as of the time immediately after giving effect to such Acceptable Acquisition would be at least 0.50 to 1.00 less than the maximum ratio required under Section 6.1(b) for the end of the Fiscal Quarter during which the Acceptable Acquisition is made or
            (ii) the aggregate consideration paid in respect of all Acceptable Acquisitions made in any Fiscal Year does not exceed $20,000,000;

                  (h) Intercompany Loans made to the Holding Company, the
            Company or any Wholly-Owned Subsidiary by the Holding Company, the Company or any Wholly-Owned Subsidiary; and

                  (i) loans by Big O or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans arising after the date hereof plus the aggregate amount of the obligations guaranteed pursuant to Section 6.2(e) at no time exceeds $30,000,000. For purposes of this clause (i) investments in evidences of Indebtedness permitted under clause (e) of this Section
            6.5 and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $30,000,000 limit."

      (f) TRANSACTIONS WITH AFFILIATES. The proviso contained in Section 6.7 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

            "; provided that the foregoing shall not apply to (i) transactions between the Holding Company and any of its Wholly-Owned Subsidiaries or between or among such Wholly-Owned Subsidiaries, as long as such transactions do not violate Section 6.5, (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Holding Company and/or Subsidiary, (A) to transactions between the Holding Company or any Wholly-Owned Subsidiary and TBC de Mexico, a Mexican variable capital corporation, or (B) to transactions between Big O or any of its Subsidiaries and any Joint Venture established by Big O or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.5(d)."

      (g) SALE OF ASSETS. Section 6.10 of the Existing Note Agreement shall be and is hereby amended and restated in its entirety as follows:

                                  Exhibit A-8

            "6.10. SALE OF ASSETS. The Holding Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), other than:

                  (a) inventory disposed of in the ordinary course of business;

                  (b) transactions with Affiliates permitted under Section 6.7;

                  (c) the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course;

                  (d) one or more transactions in which fixed or capital assets are sold and leased back on terms that do not constitute Capitalized Lease Obligations (other than any transaction described in clause
            (e) below) provided that (i) if the aggregate sale price of the assets sold exceeds $15,000,000, the Net Proceeds of each such sale are used to prepay principal of the Notes, the 2003 Notes and Bank Term Loans, in accordance with Section 4.8;

                  (e) the sale by Big O and its Subsidiaries of (i) Big O
            franchisee loans to third parties, and (ii) Big O stores (including real estate, fixtures and equipment) to Big O franchisees and the sale and leaseback thereof for subleasing to Big O franchisees, provided that, in each case under the foregoing clauses (i) and (ii) the transaction is in the ordinary course of business and consistent with past practice; and

                  (f) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $15,000,000 during any Fiscal Year."

      (h) RESTRICTED PAYMENTS. Section 6.11 of the Existing Note Agreement shall be and is hereby deleted.

7.    AMENDMENTS TO DEFINITIONS.

      (a) The following definitions in Section 10.2 of the Existing Note Agreement shall be and are hereby amended and restated in their entireties or added to Section 10.2 in their appropriate alphabetical order (or were amended and restated or added in their appropriate alphabetical order in Amendment No. 1 (denoted by a "*") or Amendment No. 2 (denoted by a "#")), as the case may be, as follows:

            ""ACCEPTABLE ACQUISITION" means any transaction completed after the Third Amendment Effective Date pursuant to which the Company, the Holding Company or any Wholly-Owned Subsidiary (a) acquires all of the outstanding equity securities of any Person other than the Company or the Holding Company or any Person which is then a Wholly-Owned Subsidiary, (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Company or the Holding Company, in any case pursuant to a merger, purchase of assets or any reorganization or (c) purchases all or substantially all of the business or assets of any Person other than a Wholly-Owned Subsidiary or of any business unit or

                                  Exhibit A-9
      line of business of any such Persons if (i) such transaction has been either (1) approved by the board of directors or the comparable or appropriate body of any other Person, which is the subject of such transaction or (2) recommended by such board to the shareholders or such other body to the equity holders of such other Person, (ii) the target of the transaction is a Person which is engaged in the replacement tire industry, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (iv) pro forma financial statements and projections including the Holding Company, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the transaction, show that no Default or Event of Default would result from such transaction."

            ""ADJUSTED LEVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of (i) Consolidated Adjusted Debt at such time, to (ii) EBITDAR for the period of four completed Fiscal Quarters then most recently ended."

            ""APPLICABLE MARGIN" means, (a) at any time prior to the Third Amendment Effective Date, 1.00% per annum, (b) at any time on or after the Third Amendment Effective Date and (i) up to and including the last day of the first Lower Leverage Period after the Third Amendment Effective Date, 0.75% per annum, (ii) thereafter, 0.00% per annum beginning on the first day following a Lower Leverage Period (including the first Lower Leverage Period referred to in clause (i)) up to and including the last day of the next succeeding Higher Leverage Period, and 0.75% per annum beginning on the first day following a Higher Leverage Period up to and including the last day of the next succeeding Lower Leverage Period."

            ""BANK TERM LOAN" means a loan made under the Credit Agreement pursuant to Section 2.01(b) of the Credit Agreement."

            ""CAPITAL EXPENDITURES" means, for any period, expenditures (excluding the aggregate amount of Capital Lease Obligations incurred during such period) made directly or indirectly by the Holding Company or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP."

            ""CONSOLIDATED ADJUSTED DEBT" shall mean, at the end of any Fiscal Quarter, Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, plus eight times the rental payments made (net of any sublease income) by the Holding Company and its Subsidiaries during the period of four completed Fiscal Quarters then most recently ended."

            ""CONSOLIDATED CASH INTEREST EXPENSE" means, for any period for which such amount is being determined, (a) the interest expense of the Holding Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including the portion of any rents payable under Capitalized Lease Obligations allocable to interest expense in accordance with GAAP, minus (b) to the extent included in such consolidated interest expense for such period, non-cash

                                  Exhibit A-10
      amounts attributable to amortization of debt discounts, accrued interest payable in kind or amortization of fees paid in a previous period."

            ""CONSOLIDATED RENTAL EXPENSE" means for any period for which such amount is being determined, the aggregate rental payments (net of any sublease income) of the Holding Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP."

            ""CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of the Third Amendment Effective Date, among the Company, First Tennessee Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A. as Co-Administrative Agent, and the other lenders party thereto."

            ""EBITDA" shall mean, as to any period, the sum of (i) Consolidated Net Income, plus (ii) consolidated depreciation, amortization and all other non-cash charges plus (iii) income taxes to the extent they reduce Consolidated Net Income, plus (iv) Consolidated Cash Interest Expense.

      In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter (including any pro forma cost savings to the extent the same could be reflected in pro forma financial statements contained in filings with the Securities and Exchange Commission pursuant to its Regulation S-X), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period (including any pro forma cost savings referred to in the parenthetical above), the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period."

            ""EBITDAR" means, for any period for which such amount is being determined, the sum of (a) EBITDA for such period plus (b) Consolidated Rental Expense for such period."

            ""FIXED CHARGES" shall mean, for any period, the sum of Consolidated Cash Interest Expense, Scheduled Payments, Consolidated Rental Expense and Restricted Payments for such period."

            ""GUARANTEE AND COLLATERAL AGREEMENT" shall mean the Guarantee and Collateral Agreement, dated as of the Third Amendment Effective Date, executed and delivered by the Holding Company, the Company and each Subsidiary Obligor in favor of the Collateral Agent, and the holders of the Notes and the 2003 Notes, as amended, supplemented or otherwise modified from time to time."

            ""HIGHER LEVERAGE PERIOD" means any period of two complete consecutive Fiscal Quarters in respect of which the Adjusted Leverage Ratio at the end of each such Fiscal Quarter is greater than 4.50:1."

                                  Exhibit A-11

            ""INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of the Third Amendment Effective date, by and among the holders of the Notes and the 2003 Notes, the lenders party to the Credit Agreement and the Collateral Agent, as amended, supplemented or otherwise modified from time to time."

            ""LEVERAGE RATIO" is defined in Section 6.1(b)."

            ""LOWER LEVERAGE PERIOD" means any period of two complete consecutive Fiscal Quarters in respect of which the Adjusted Leverage Ratio at the end of each such Fiscal Quarter is less than or equal to 4.50:1."

            ""NEW MORTGAGE" means that certain Amended and Restated Deed of Trust, Assignment of Leases and Security Agreement, dated on or about the Third Amendment Effective Date, in respect of real property and improvements in Memphis, Tennessee owned by the Company securing its obligations to, among other parties, the holders of Notes, in respect of, among other obligations, the Company's obligations under this Agreement and the Notes, as amended, supplemented or otherwise modified from time to time."

            ""PREPAYMENT EVENT" shall mean:

                  (a) any sale and leaseback transaction permitted pursuant to
            Section 6.10(d) of any property or asset of the Holding Company or any Subsidiary that requires a prepayment in accordance with the proviso to such Section or any other sale, transfer, or other disposition of any property or asset of the Holding Company or any Subsidiary other than dispositions permitted pursuant to Sections 6.10(a), (b), (c), (e) or (f); or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Holding Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom, together with any other such Net Proceeds received after the Third Amendment Effective Date, exceed $5,000,000 in the aggregate and have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Holding Company or any Subsidiary within one year after such event; or

                  (c) any other "Prepayment Event" as defined in the Credit
            Agreement."

            ""RESTRICTED PAYMENT" means, without duplication, for any period, the sum of (i) dividends or other distributions paid during such period (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Holding Company and (ii) payments made during such period (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Holding Company or any option, warrant or other right to acquire any such shares of capital stock of the Holding Company, provided that any such dividends,

                                  Exhibit A-12
      distributions or payments made solely with additional shares of the Holding Company's common stock shall not constitute Restricted Payments."

            ""SCHEDULED PAYMENTS" means, for any period, the sum (without duplication) of the aggregate amount of (i) scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Holding Company and its Subsidiaries (other than payments made by the Holding Company or any Subsidiary to the Holding Company or a Subsidiary), including scheduled prepayments of the Notes pursuant to Section 4.1 for such period and (ii) scheduled principal cash payments made during such period on account of Capitalized Lease Obligations."

      #     ""SUBSIDIARY" means any subsidiary of the Holding Company; provided, however, that (a) in no event shall TBC de Mexico be considered to be a Subsidiary for purposes hereof (but, to the extent required by GAAP, shall be consolidated in the consolidated financial statements of the Holding Company and as such included in the calculation of the covenants in Sections 6.1(a), 6.1(b) and 6.1(c)) until such time, if any, as the Holding Company's interest in TBC de Mexico exceeds 60%, the Holding Company is required by GAAP to consolidate TBC de Mexico into the Holding Company's consolidated financial statements, and the Holding Company's equity investment in TBC de Mexico exceeds $2,500,000; and (b) no subsidiary under clause (a) of the definition thereof shall be considered to be a Subsidiary for purposes hereof solely because, under FASB Interpretation No. 46, GAAP requires such Person to be consolidated in the consolidated financial statements of the Holding Company."

            ""THIRD AMENDMENT EFFECTIVE DATE" means June 17, 2005."

      #     ""WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (a) any subsidiary all of whose outstanding Voting Stock is at the time owned directly by such Person (including any subsidiary all of whose outstanding Voting Stock is at the time owned directly or indirectly by one of such Person's Wholly-Owned Subsidiaries) or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power are at the time so owned. Unless the context otherwise clearly requires, any reference herein to a "Wholly-Owned Subsidiary" is a reference to a Wholly-Owned Subsidiary of the Holding Company."

      (b) The following definitions are hereby deleted from Section 10.2 of the Existing Note Agreement in their entirety:

            First Amendment
            First Amendment Effective Date
            NTB
            NTB Acquisition
            NTB Sale and Leaseback
            SunTrust Sale and Leaseback
            Second Amendment

8.    AMENDMENT TO SECTION 11.3.

                                  Exhibit A-13

      Section 11.3 (Consent to Amendments) of the Existing Note Agreement is hereby amended by inserting, between "This Amendment" and "may be amended", the phrase "each of the other Financing Documents" in the first line thereof.

9.    AMENDMENT TO SECTION 11.9.

      Section 11.9 of the First Amended Note Agreement was amended and restated by Amendment No. 2 to read as follows:

            "11.9 NOTICES.

            All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential shall have specified to the Holding Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Holding Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Holding Company and (iii) if to the Holding Company or the Company, addressed to it at 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, Attention, Chief Financial Officer, provided, however, that any such communication to the Holding Company or the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Holding Company or the Company at its address specified above or to any Authorized Officer of the Holding Company or the Company."

10.   AMENDMENTS TO SCHEDULES.

      (a) Schedule A to the Existing Note Agreement shall be and hereby is amended and restated in its entirety as set forth in Schedule A attached hereto.

      (b) Schedule 3.7(b) and Schedule 3.8 of the First Amended Note Agreement was amended and restated by Amendment No. 2 to read as set forth in Schedule 3.7(b) and Schedule 3.8, respectively, attached hereto.

      (c) Schedules 6.2(b), 6.2(e), 6.3, 6.5(b), and 6.8 of the Existing Note Agreement shall be and are hereby amended and restated in their entireties as set forth on Schedules 6.2(b), 6.2(e), 6.3, 6.5(b), and 6.8, respectively, attached hereto.

      (d) Schedule 5.15 and Schedule 6.10 of the Existing Note Agreement shall be and are hereby deleted.

                                  Exhibit A-14

                                                                       EXHIBIT B

                             AMENDMENT FEE SCHEDULE

                NOTEHOLDER                                                AMENDMENT FEE
                ----------                                                -------------
The Prudential Insurance Company of America                  $15,146 (Prudential Collateral Account)
                (Note R-1)
                                                             $ 4,540 (Prudential Managed Portfolio)

The Prudential Insurance Company of America                  $ 5,545
                (Note R-2)

The Prudential Insurance Company of America                  $ 2,383
          (1996 Note - Series B)

The Prudential Insurance Company of America                  $14,296
          (1996 Note - Series C)

       Pruco Life Insurance Company                          $ 1,975

          RGA Reinsurance Company                            $ 4,332

         Baystate Investments, LLC                           $ 6,541

  United of Omaha Life Insurance Company                     $ 5,242
                                                             -------
                                                      TOTAL: $60,000

                                   SCHEDULE A

                               PURCHASER SCHEDULE

          PURCHASER NAME                             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
          --------------                             -------------------------------------------
Name in Which Note is Registered            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note Registration Number;
 Principal Amount                           Series A: $19,500,000
                                            Series B: $11,000,000
                                            Series C: $16,500,000

Payment on Account of Note

         Method
         Account Information                JP Morgan Chase Bank
                                            New York, New York
                                            ABA #  021-000-021
                                            Acct #  P86188 (please do not include spaces)
                                            Prudential Managed Portfolio
                                            Ref: See "Accompanying Information" below

Accompanying Information                    Name of Issuer:           TBC CORPORATION
                                            Description of Security:  Series A Senior Notes due
                                                                      July 10, 2003
                                            PPN: 872180 B* 4

                                            Description of Security:  Series B Senior Notes due
                                                                      July 10, 2005

                                            PPN: 872180 B@ 2

                                            Description of Security:  Series C Senior Notes due
                                                                      July 10, 2008

                                            PPN: 872180 B# 0

                                            Due Date and Application (as among principal, interest and
                                            Yield-Maintenance Amount) of the payment being made:

                              Purchaser Schedule-1

          PURCHASER NAME                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
          --------------                    -------------------------------------------
Address for Notices Related to Payments     The Prudential Insurance Company of America
                                            c/o Investment Operations Group
                                            Gateway Center Two, 10th Floor
                                            100 Mulberry Street
                                            Newark, NJ  07102-4077
                                            Attn: Manager, Billings and Collections
                                            Fax: 973-802-8764

                                            For Prepayment Notices:
                                            Manager, Trade Management Group
                                            Tel: 973-802-8107
                                            Fax: 973-802-9425

Address for All other Notices (including    The Prudential Insurance Company of America
copies of all Notices related to Payments)  c/o Prudential Capital Group
                                            1170 Peachtree Street, Suite 500
                                            Atlanta, GA  30309
                                            Attn: Managing Director
                                            Tel: 404-870-3750
                                            Fax: 404-870-2041

Signature Block Format                      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                            By: _____________________________
                                            Name:
                                            Title:

Instructions re Delivery of Notes           The Prudential Insurance Company of America
                                            1170 Peachtree Street, Suite 500
                                            Atlanta, GA  30309
                                            Attn:  Michael Fierro, Esq.

Tax Identification Number                   22-1211670

                              Purchaser Schedule-2

                                 Schedule 3.7(b)

                           CERTAIN OWNED REAL PROPERTY

Offices and warehouse located at 4770 Hickory Hill Road, Memphis, Tennessee.

                                  Schedule 3.8

                CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

                                TBC BRANDS, LLC

Trademark Report by Mark                                                Printed:
11/18/2004                                                                Page 1
Country: US

COUNTRY
STATUS                                         FILED       APPL#             REGDT        REG#
AIRFLOW

UNITED STATES                                 3/18/2004  76/581,898
PENDING

ARCTIC CLAW WINTER TXI

UNITED STATES                                 9/30/2004  76/613,843
PENDING

ARCTIC CLAW WINTER XSI

UNITED STATES                                 9/30/2004  76/613,840
PENDING

CORDOVAN TOUR PLUS

UNITED STATES                                11/12/2003  76/559,458
PENDING

CORDOVAN WILD TRAC RADIAL X/RS

UNITED STATES                                12/17/2003  76/565,633
PENDING

GAUNTLET

UNITED STATES                                 3/26/2004  76/582,982
PENDING

GRAND SPIRIT TOURING LS

UNITED STATES                                 12/4/2002  76/472,572        6/15/2004    2,854,718
REGISTERED

NAVITRAC

UNITED STATES                                  5/5/2004  76/590,533
PENDING

OTOS

UNITED STATES                                 5/13/2004  76/591,948
PENDING

POWER KING LOADER GRADER PLUS

UNITED STATES                                 3/18/2004  76/581,850
PENDING

TBC PRIVATE BRANDS

UNITED STATES                                 8/12/2004  76/606,744
PENDING

TBC PRIVATE BRANDS & DESIGN

UNITED STATES                                12/12/2002  76/369,492        2/3/2004     2,811,332
REGISTERED

TOUR PLUS

UNITED STATES                                11/12/2003  76/559,494
PENDING

TRACMASTER  WINTER XSI

UNITED STATES                                 9/30/2004  76/613,844
PENDING

TRACMASTER WINTER TXI

UNITED STATES                                 9/30/2004  76/613,838
PENDING

Trademark Report by Mark                                                Printed:
11/18/2004                                                                Page 2
Country: US

COUNTRY
STATUS                                        FILED          APPL#            REGDT       REG#
VANDERBILT TURBO TECH RADIAL A/SR

UNITED STATES                                12/17/2003    76/565,634
PENDING                     012

WILD COUNTRY TXR

UNITED STATES                                  4/8/2004    76/585,613
PENDING                     012

WILD COUNTRY XRT

UNITED STATES                                  4/8/2004    76/585,624
PENDING                     N/A

WILD COUNTRY XTX

UNITED STATES                                  4/8/2004    76/585,612
PENDING                     012

                                BIG O TIRES, INC.

Trademark Report by Mark                                                Printed:
11/18/2004
Country: US

COUNTRY                                         FILED      APPL#             REGDT       REG#
STATUS
AGGRESSOR

UNITED STATES                                11/10/2003  76/558,468
PENDING

BIG FOOT

UNITED STATES                                 2/17/2004  76/576,412
PENDING

BIG O TIRES LUBE CENTER

UNITED STATES                                 5/19/2004  76/592,994
PENDING

BIGFOOT COUNTRY & DESIGN

UNITED STATES                                  8/3/2004  76/605,325
PENDING

EURO TOUR

UNITED STATES                                 11/8/2002  76/468,502        1/13/2004   2,804,363
REGISTERED

FUGITIVE

UNITED STATES                                11/10/2003  76/558,462

PENDING

LEGACY TOUR PLUS

UNITED STATES                                11/12/2003  76/559,495
PENDING

MAMMOTH

UNITED STATES                                11/10/2003  76/558,466
PENDING

NTW

UNITED STATES                                 9/20/2004  76/612,095
PENDING

SXP SUPER SPORT

UNITED STATES                                 10/8/2004  76/615,918
PENDING

VENGEANCE

UNITED STATES                                  5/5/2004  76/590,532
PENDING

VENGEANCE RADIAL SPORT

UNITED STATES                                11/10/2003  76/558,465
PENDING

VENGEANCE SPORT SLX

UNITED STATES                                11/10/2003  76/558,467
PENDING

                                                                 SCHEDULE 6.2(b)

                              EXISTING INDEBTEDNESS

Indebtedness and Guarantees under or relating to the 2003 Notes.

Those Guarantees listed on Schedule 6.2(e).

TBC Corporation and/or TBC Private Brands, Inc. has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC International Inc. by First Tennessee Bank National Association.

The obligations of TBC Corporation, TBC Private Brands, Inc. Big O Retail Enterprises, Inc., Tire Kingdom, Inc., Big O Tires, Inc., Carroll's, Inc., Merchant's, Incorporated, and NTW Incorporated, to Michelin North America, Inc. and its affiliates are subject to various cross-guarantees given by TBC Corporation and certain of its Subsidiaries.

TBC Corporation and/or TBC Private Brands, Inc. has guaranteed all obligations of Tire Kingdom, Inc. to Continental General Tire, Inc.

Various Capital Leases relating to 19 retail tire stores operated by NTW Incorporated (at 5/31/05, aggregate ending principal was $7,648,319 and aggregate net book value was $5,053,040).

Various Capital Leases relating to eight tire stores operated by Merchant's, Incorporated (at 5/31/05, aggregate ending principal was $3,791,796 and aggregate net book value was $3,470,576).

Capital Leases related to four trucks in use by TBC Private Brands of Texas, LLC (capital lease obligation of $70,686 at 5/31/05).

Capital Lease(s) relating to certain computer equipment and related software used by Tire Kingdom, Inc. (capital lease obligation of $30,818 at 5/31/05).

Long term liability of $6,389,905 (at 5/31/05) relating to eight sale and leaseback transactions of Big O Tires, Inc. and its subsidiaries that failed to meet GAAP's sale and leaseback definitions.

The November 2003 sale and leaseback transaction relating to 86 retail stores operated by NTW Incorporated (net proceeds totaling approximately $132,000,000).

The September 2003 sale and leaseback transaction relating to 13 retail stores operated by Merchant's, Incorporated (net proceeds totaling approximately $9,840,000).

                                                                 SCHEDULE 6.2(e)

           GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES

                                              Big O Guarantee Portion at 3/31/05

GE Capital
         Intermountain Realty - Sioux Falls                       $   313,174.62

GE Capital
         Las Vegas (Steve Smith)                                      290,000.00
         Las Vegas                                                    318,933.45
         Boulder, CO                                                   37,304.35
         Fresno Winston Location                                       45,517.50
         Gilroy Winston Location                                       58,095.04
         Smith & Wilson                                             1,093,947.53

OKC, LLC JV                                                            50,000.00

Real Estate Lease Guarantees                                          663,664.04
                                                                  --------------

Total Guarantees                                                  $ 2,870,636.53

                                                                    SCHEDULE 6.3

                                 EXISTING LIENS

      Liens arising under the existing Guarantee and Collateral Agreement.

      Numerous UCC financing statements evidencing operating lease transactions in which TBC Corporation and its Subsidiaries are lessees have been filed and are still in effect.

      Mortgage on the Memphis, Tennessee real property recorded pursuant to the Existing Credit Agreement.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:

      First National Bank of Dieterich.

      Filing in connection with equipment financing by Big O Tire of Idaho, inc.

UCC Filings Against Tire Kingdom, Inc.:

      Michelin North America, Inc. and related entities.
      Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom and all proceeds therefrom.

                                                                 SCHEDULE 6.5(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

-     See Exhibit A for a listing of all existing Subsidiaries.

- TBC Private Brands, Inc. owns 20,000 shares of Series A Preferred Stock, $.01 par value, of Quirk Automotive, Corp. and 14.4 shares of Common Stock, $100 par value, of V.I.P., Inc. (total investment - $5,000,000).

- TBC International Inc. owns approximately 49% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

- Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

- Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

        BORE/MPC, LLC (a Missouri LLC)
        OKC, LLC (a Colorado LLC)
        Intermountain Development Joint Venture (a Colorado general partnership) One Stop Undercar Denver, LLC (a Colorado LLC)

- TBC Private Brands, Inc. owns 20 Preferred Shares of World Tire Corporation (total investment of $750,000).

                                                                    EXHIBIT A TO
                                                                 SCHEDULE 6.5(b)

           OBLIGORS AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION

The Holding Company: TBC Corporation, a Delaware corporation formerly known as TBC Holding Corp.

The Company: TBC Private Brands, Inc., a Delaware corporation formerly known as TBC Corporation. 100% of the Company's capital stock is owned by the Holding Company.

Subsidiaries Directly Owned by the Company:

                                           Jurisdiction of       Percentage of Stock/ Equity
               Name                          Organization               Owned by TBC                Subsidiaries
               ----                        ---------------       ---------------------------        ------------
Big O Tires, Inc.                               Nevada                       100%                    See Below
Carroll's, Inc.                                Georgia                       100%                       None
Northern States Tire, Inc.                     Delaware                      100%                       None
TBC International Inc.                         Delaware                      100%                       None
TBC Retail Enterprises, Inc.                   Delaware                      100%                    See Below
TBC Brands, LLC                                Delaware                      100%                       None
TBC Capital, LLC                               Delaware                       90%*                      None
TBC Private Brands of Texas, LLC               Delaware                      100%                       None

      *5% is owned by each of Carroll's, Inc. and Tire Kingdom, Inc.

Subsidiaries Directly Owned by Big O Tires, Inc.:

                                           Jurisdiction of      Percentage of Stock Owned by
          Name                              Incorporation                   Big O                   Subsidiaries
          ----                             ---------------      ----------------------------        ------------
Big O Development, Inc.                        Colorado                     100%                       None
O Advertising, Inc.                            Colorado                     100%                       None
Big O Tire of Idaho, Inc.                       Idaho                       100%                       None

Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:

                                           Jurisdiction of      Percentage of Stock Owned by
             Name                           Incorporation                   Big O                   Subsidiaries
             ----                          ---------------      ----------------------------        ------------
Big O Retail Enterprises, Inc.                 Colorado                     100%                       None
Tire Kingdom, Inc.                             Florida                      100%                     See Below

Subsidiaries Directly Owned By Tire Kingdom, Inc.:

                                           Jurisdiction of      Percentage of Stock Owned by
           Name                             Incorporation                   Big O                   Subsidiaries
           ----                            ---------------      ----------------------------        ------------
Merchant's, Incorporated                       Delaware                     100%                       None
NTW Incorporated                               Delaware                     100%                       None

                                                                    SCHEDULE 6.8

                              EXISTING RESTRICTIONS

The documents evidencing the Existing Credit Agreement contain, and the documents evidencing the Credit Agreement will contain, restrictions and conditions of the type described in Section 6.8.

The sale and leaseback transactions listed on Schedule 6.2(b) contain restrictions and conditions of the type described in Section 6.8.